Exhibit 99.5

AMENDMENT NO. 2 TO VOTING AGREEMENT

This Amendment No. 2 to the Voting Agreement (this “Amendment”), dated as of June 18, 2008, is entered into by and among Konica Minolta Business Solutions U.S.A., Inc., a New York corporation (“Purchaser”), Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership organized and existing under the laws of the Netherlands, and 55th Street Partners II L.P. a Delaware limited partnership (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, Purchaser and the Stockholders are parties to that certain Voting Agreement, dated as of April 8, 2008, as amended by that certain Amendment No. 1 to Voting Agreement, dated as of April 22, 2008 (as amended, the “Voting Agreement”); and

WHEREAS, upon the terms and subject to the conditions of this Amendment, Purchaser and the Stockholders wish to amend the Voting Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to the Voting Agreement. The definition of “Shareholder Resolutions” in Section 1.1(aa) of the Voting Agreement shall be amended and restated in its entirety to read as follows:

“Shareholder Resolutions” means the resolutions to be proposed at the Parent Shareholder Meeting to approve (i)(a) the transactions contemplated by the Stock Purchase Agreement (and not conditioned upon shareholder approval of resolution (iii) below); (i)(b) the transactions contemplated by the Stock Purchase Agreement (and conditioned upon shareholder approval of resolution (iii) below); (ii) payment of the sum of $5,000,000 under the circumstances set forth in Section 11.02(b) of the Stock Purchase Agreement (the “Termination Fee Resolution”); (iii) that Parent be wound up voluntarily; (iv) that Jeremy Spratt and Finbarr O’Connell of KPMG LLP be appointed joint liquidators for the purpose of the voluntary winding up of Parent and to act either alone or jointly; (v) the powers of the joint liquidators and the ability of the directors of Parent to take steps to close the transactions contemplated in the Stock Purchase Agreement (to the extent necessary); (vi) the remuneration of the joint liquidators; and (vii) the authorization of the joint liquidators to wind up the remaining subsidiaries of Parent. Approval of the resolution set forth in subsection (iii) above shall be conditioned upon approval of the resolution set forth in subsection (i)(a) or (i)(b) above (provided that the resolutions set forth in subsections (ii), (iv), (v), (vi) and (vii)

above shall not be a condition to Closing under Articles VI and VII of the Stock Purchase Agreeement; provided, further, that the resolution set forth in subsection (iii) above shall not be a condition to Closing under Articles VI and VII of the Stock Purchase Agreement if the resolution set forth in subsection (i)(a) above has been approved by the shareholders of Parent). Each of the foregoing resolutions shall be passed in accordance with all applicable Laws and the articles of association of Parent.”

2.	No Other Amendments. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations or agreements contained in the Voting Agreement, and the Voting Agreement is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

4.	Counterparts. This Amendment may be executed and delivered (including by electronic mail or facsimile transmission) in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

KONICA MINOLTA BUSINESS SOLUTIONS U.S.A., INC.

By:	/s/ Ikuo Nakagawa
Name:	Ikuo Nakagawa
Title:	Executive Vice President

CYPRESS MERCHANT BANKING PARTNERS II L.P.

By:	/s/ Chris Harned
Name:	Chris Harned
Title:	Member of Cypress Associates II, LLC, its General Partner

CYPRESS MERCHANT BANKING II C.V.

By:	/s/ Chris Harned
Name:	Chris Harned
Title:	Member of Cypress Associates II, LLC, its General Partner

55TH STREET PARTNERS II, L.P.

By:	/s/ Chris Harned
Name:	Chris Harned
Title:	Member of Cypress Associates II, LLC, its General Partner